UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Address of principal executive offices: 1400 Fashion Island Boulevard, Suite 700, San Mateo, CA 94404

Registrant’s telephone number, including area code: (650) 472-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2015, RingCentral, Inc., a Delaware corporation (the “Company”), entered into a Third Amended and Restated Loan and Security Agreement (the “Amended Loan Facility”) by and among the Company, RCLEC, Inc. (“RCLEC,” and together with the Company, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Amended Loan Facility amends and restates the terms of the Company’s existing Second Amended and Restated Loan and Security Agreement, dated as of August 14, 2013, by and among the Borrowers and Lender (as amended, the “Existing Loan Facility”), to amend the minimum EBITDA financial covenant and the restrictive covenants regarding indebtedness, investments and acquisitions to provide the Company and its subsidiaries with greater flexibility under each of these covenants. The terms of the Amended Loan Facility, including the loan commitments, interest rates, amortization and maturity date, are otherwise consistent with the Existing Loan Facility, details of which were previously disclosed in the Company’s Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2013 and Form 8-K filed with the SEC on January 26, 2014.

The Lender and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Amended Loan Facility is qualified in its entirety by reference to the full text of the Amended Loan Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Third Amended and Restated Loan and Security Agreement, dated as of March 30, 2015, by and among RingCentral, Inc., RCLEC, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.

April 2, 2015	By:	/s/ Clyde Hosein
		Name:	Clyde Hosein
		Title:	EVP and CFO

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1	Third Amended and Restated Loan and Security Agreement, dated as of March 30, 2015, by and among RingCentral, Inc., RCLEC, Inc. and Silicon Valley Bank.